UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 23, 2004

FOUNDRY NETWORKS, INC.

(Exact name of registrant as specified in its charter)

000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)

2100 Gold Street
P.O. Box 649100
San Jose, CA 95164-9100
(Address of principal executive offices, with zip code)

(408) 586-1700
(Registrant’s telephone number, including area code)

Item 5. Other Events

On July 23, 2004, Bobby R. Johnson, Jr., Chief Executive Officer, of Foundry Networks, Inc. (“Foundry”) terminated his 10b5-1 sales plan dated November 2, 2001 (the “Plan”). Prior to termination, the Plan required Mr. Johnson’s broker to sell 900,000 shares of common stock of Foundry held by Mr. Johnson in the first two weeks of each Foundry quarterly trading window.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: July 26, 2004	By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)